UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2009

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On August 17, 2009, our Board of Directors appointed Ernest Elgin, III to the Board.  Mr. Elgin will hold office until our 2010 Annual Meeting of Stockholders or until his successor is elected and qualified.

There are no arrangements or understandings between Mr. Elgin and any other person or us pursuant to which Mr. Elgin was appointed as a director besides his existing employment agreement.  Mr. Elgin was not appointed to any Board committees.

Mr. Elgin is currently our President and Chief Executive Officer and joined us in September 2008.  Mr. Elgin has 20 years of career experience, including solid leadership roles within large and small organizations.  He was most recently Vice President of Business Development and COO for Novaflux, spent four years as Vice President, Healthcare for EHC Group, a New York based consulting organization providing market and business development services for healthcare related organizations.  Mr. Elgin has also held product and business development roles with Becton Dickinson, Olympus America, and E- Z -EM, Inc.  Mr. Elgin started his career as a financial analyst with Salomon Brothers.  Mr. Elgin earned his Bachelor of Arts Degree from Queens College and his MBA from Long Island University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: August 20, 2009		Gerald J. Kochanski
Chief Financial Officer